Exhibit 99.1

FOR IMMEDIATE RELEASE

BroadVision Contact:

Bill Herrick

BroadVision Investor Relations

650.542.3865

ir1@broadvision.com

BroadVision, Inc. Announces First Quarter 2004 Results

REDWOOD CITY —  April 21, 2004 — BroadVision, Inc. (Nasdaq: BVSN), a global provider of self-service web applications, today reported financial results for its first quarter ended March 31, 2004. Revenues for the first quarter of 2004 were $20.9 million, compared with revenues of $23.3 million for the fourth quarter ended December 31, 2003 and $24.5 million for the first quarter of 2003. License revenue for the quarter totaled $7.8 million versus $10.4 million in the fourth quarter of 2003 and $8.0 million in the comparable quarter of 2003.

In the first quarter, BroadVision posted a net loss on a generally accepted accounting principles (GAAP) basis of $867,000, or $0.03 per share, which included a restructuring charge of $570,000 attributable to severance and excess facilities. The GAAP net loss for the quarter compares with a GAAP net loss of $18.9 million, or $0.57 per share, for the fourth quarter of 2003, and GAAP net income of $1.3 million, or $0.04 per share, in the first quarter of 2003.

Pro forma net loss for the first quarter of 2004 was $297,000, or $0.01 per diluted share, compared with pro forma net income of $3.0 million, or $0.09 per diluted share, in the fourth quarter of 2003 and pro forma net income of $3.3 million, or $0.09 per share, in the first quarter of 2003. Pro forma results exclude certain restructuring and non-cash charges that totalled $570,000 in the first quarter of 2004, $22.0 million in the fourth quarter of 2003 and $1.9 million in the first quarter of 2003. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release. The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain charges and restructuring expenses that the Company believes are not indicative of its ongoing operations.

“We generated first quarter revenue at the low end of guidance, missing pro forma profitability by a narrow margin,” said Dr. Pehong Chen, Chairman and CEO.  “While our financial results were somewhat disappointing, we executed on the important commitments we made regarding our product roadmap.  To our highly competitive product portfolio, we’ve added broad new functionality that is designed to drive compelling business value for our customers.  Industry analysts and customers and prospects alike have expressed significant interest, and we are poised to capitalize on the market opportunities.”

During the first quarter of 2004, BroadVision released one new product and two product upgrades:

•                  BroadVision® Process™, a new product that enables organizations to rapidly model and deploy self-service web applications. In addition to accelerating development of web applications, BroadVision Process enables a new class of web applications—people-intensive processes that require unpredictable interactions and draw on information and tools in a variety of back-end systems.

•                  BroadVision Portal™ 7.1AB, an upgrade to BroadVision Portal that includes full support for JSR 168. BroadVision was a member of the Java Community Process (JCP) JSR 168 Expert Group, the standards body that proposed, refined and ratified the JSR 168 standard, and is among the first portal vendors to implement the new standard in their portal application.

•                  BroadVision QuickSilver™ 2.0, a version of the advanced authoring application that automates publication of complex content to BroadVision Portal environments.  BroadVision QuickSilver 2.0, the most significant upgrade to the product since it was acquired from Interleaf in January 2000, signifies BroadVision’s ongoing commitment to the technology.

During the first quarter of 2004, BroadVision closed new and repeat business in all key vertical markets with companies such as British Telecom, Cdiscount, the London

Underground, Longs Drugs, RS Components, Wolters Kluwer and Xerox.

Conference Call

BroadVision will hold a conference call to discuss this press release and related matters at 5:00 pm Eastern Time, April 21, 2004. The call, hosted by Dr. Pehong Chen, can be accessed live by dialing 800-901-5213; pass code 16983162 or live and thereafter by visiting the investor relations section of the Company’s website at www.broadvision.com/ir.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors which could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s existing and new products or services; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

About BroadVision

BroadVision is a global provider of personalized self-service web applications. Our integrated suite of process, commerce, portal, and content solutions helps customers rapidly increase revenues and reduce costs. Over 1,000 organizations - including Wal-Mart, Vodafone, Cardinal Health, Hewlett-Packard, Toyota, Japan Airlines and the U.S.

Air Force - serving nearly 60 million registered users, rely on BroadVision’s open solutions to power and personalize their mission-critical web initiatives.

For more information about BroadVision, Inc., call 650.542.5100, email info@broadvision.com or visit www.broadvision.com.

#   #   #

BroadVision, BroadVision Portal, BroadVision Process and BroadVision QuickSilver are trademarks or registered trademarks of BroadVision, Inc. in the United States and other countries.

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Mar. 31 2004	Dec. 31 2003
ASSETS

Current assets:
Cash and cash equivalents	$76,480	$78,776
Accounts receivable, less allowance for doubtful accounts and reserves of $2,422 and $3,022 as of March 31, 2004 and December 31, 2003, respectively	14,294	15,380
Prepaids and other	4,167	5,346
Total current assets	94,941	99,502
Property and equipment, net	14,037	15,400
Restricted cash and investments	18,784	19,827
Equity investments	1,665	1,565
Goodwill	53,421	53,421
Other intangibles, net	3,013	3,013
Other assets	2,327	2,354
Total assets	$188,188	$195,082

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Bank borrowings and current portion of long-term debt	$28,003	$27,977
Accounts payable	7,632	9,186
Accrued expenses	33,274	34,761
Unearned revenue	7,258	7,596
Deferred maintenance	19,668	19,234
Total current liabilities	95,835	98,754
Long-term debt, net of current portion	776	969
Other noncurrent liabilities	83,675	87,409
Total liabilities	180,286	187,132
Commitments and contingencies
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,213,490	1,212,671
Accumulated other comprehensive loss	(49)	(49)
Accumulated deficit	(1,205,542)	(1,204,675)
Total stockholders’ equity	7,902	7,950
Total liabilities and stockholders’ equity	$188,188	$195,082

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	Mar. 31, 2004	Dec. 31, 2003	Mar. 31, 2003
Revenues:
Software licenses	$7,840	$10,355	$7,975
Services	13,049	12,897	16,480
Total revenues	20,889	23,252	24,455
Cost of revenues:
Cost of software licenses	578	1,012	388
Cost of services	6,277	6,058	6,558
Total cost of revenues	6,855	7,070	6,946

Gross profit	14,034	16,182	17,509

Operating expenses:
Research and development	4,888	4,386	6,151
Sales and marketing	6,866	6,809	6,832
General and administrative	2,417	2,203	2,288
Goodwill and intangible amortization	—	—	887
Restructuring charge	570	21,995	1,035
Total operating expenses	14,741	35,393	17,193
Operating (income) (loss)	(707)	(19,211)	316

Interest income, net	109	130	434
Other income (expense), net	(133)	316	642
(Income) (loss) before provision for income taxes	(731)	(18,765)	1,392
Provision for income taxes	(136)	(183)	(55)
Net (income) (loss)	$(867)	$(18,948)	$1,337

Basic (income) (loss) per share	$(0.03)	$(0.57)	$0.04
Diluted (income) (loss) per share	$(0.03)	$(0.57)	$0.04
Shares used in computing basic (income) (loss) per share	33,300	33,080	32,447
Shares used in computing diluted (income) (loss) per share	33,300	33,080	34,727

PRO FORMA FINANCIAL INFORMATION(1):

Net income (loss)	$(297)	$3,047	$3,259
Basic income (loss) per share	$(0.01)	$0.09	$0.10
Diluted income (loss) per share	$(0.01)	$0.09	$0.09

(1) Pro forma net income (loss) and the related per share amounts exclude restructuring charges, amortization of acquired technology, impairment of equity investments and impairment of assets.  Pro forma net income (loss) and pro forma cost of revenues and operating expenses reconcile to the comparable amounts under generally accepted accounting principles as follows (in thousands):

	Three Months Ended
	Mar. 31, 2004	Dec. 31, 2003	Mar. 31, 2003
Net income (loss), generally accepted accounting principles	$(867)	$(18,948)	$1,337
Pro forma adjustments:
Restructuring charges	570	21,995	1,035
Amortization of acquired technology	—	—	887
Total pro forma adjustments	570	21,995	1,922
Pro forma net income (loss)	$(297)	$3,047	$3,259

Cost of revenues and operating expenses, generally accepted accounting principles	$21,596	$42,463	$24,139
Pro forma adjustments:
Restructuring charges	(570)	(21,995)	(1,035)
Amortization of acquired technology	—	—	(887)
Total pro forma adjustments	(570)	(21,995)	(1,922)
Pro forma cost of revenues and operating expenses	$21,026	$20,468	$22,217